Exhibit 99.1

The Bancorp, Inc. Reports First Quarter 2023 Financial Results

Wilmington, DE – April 27, 2023 – The Bancorp, Inc. ("The Bancorp" or “we”) (NASDAQ: TBBK), a financial holding company, today reported financial results for the first quarter of 2023.

Highlights

•	The Bancorp reported net income of $49.1 million, or $0.88 per diluted share, for the quarter ended March 31, 2023, compared to net income of $29.0 million, or $0.50 per diluted share, for the quarter ended March 31, 2022, or a 76% increase in income per diluted share.

•	Return on assets and equity for the quarter ended March 31, 2023 amounted to 2.6% and 28%, respectively, compared to 1.7% and 18%, respectively, for the quarter ended March 31, 2022 (all percentages “annualized”).

•	The increases in net income and return on assets and equity reflected increases in net interest income. Net interest income increased 62% to $85.8 million for the quarter ended March 31, 2023, compared to $52.9 million for the quarter ended March 31, 2022. Net interest income increases reflected the impact of continuing Federal Reserve rate increases on the Bancorp’s variable rate loans and securities.

•	Net interest margin amounted to 4.67% for the quarter ended March 31, 2023, compared to 3.12% for the quarter ended March 31, 2022, and 4.21% for the quarter ended December 31, 2022.

•	Loans, net were $5.35 billion at March 31, 2023, compared to $5.49 billion at December 31, 2022 and $4.16 billion at March 31, 2022. Those changes reflected a decrease of 2% quarter over quarter and an increase of 29% year over year.

•	Gross dollar volume (“GDV”), representing the total amounts spent on prepaid and debit cards, increased $5.45 billion, or 19%, to $34.01 billion for the quarter ended March 31, 2023 compared to the quarter ended March 31, 2022. The increase reflects continued organic growth with existing partners and the impact from new clients added throughout 2022. Total prepaid, debit card, ACH and other payment fees increased 24% to $25.5 million for first quarter 2023 compared to the first quarter of 2022.

•	Small business loans (“SBL”), including those held at fair value, grew 11% year over year to $785.8 million at March 31, 2023, and 3% quarter over quarter. That growth is exclusive of Paycheck Protection Program (“PPP”) loan balances which amounted to $4.0 million and $23.7 million, respectively, at March 31, 2023 and March 31, 2022.

•	Direct lease financing balances increased 21% year over year to $652.5 million at March 31, 2023, and 3% quarter over quarter.

•	At March 31, 2023, the $1.75 billion balance of real estate bridge loans, consisting entirely of apartment buildings, compared to $1.67 billion at December 31, 2022, reflecting quarter over quarter growth of 5%. At March 31, 2022, these loans totaled $803.5 million.

•	Security backed lines of credit (“SBLOC”), insurance backed lines of credit (“IBLOC”) and investment advisor financing loans collectively increased 1% year over year and decreased 10% quarter over quarter to $2.24 billion at March 31, 2023.

•	The average interest rate on $6.77 billion of average deposits and interest-bearing liabilities during the first quarter of 2023 was 2.15%. Average deposits of $6.62 billion for the first quarter of 2023, reflected an increase of 8% from the $6.11 billion of average deposits for the quarter ended March 31, 2022.

•	The Bancorp emphasizes safety and soundness, and liquidity. The vast majority of its funding is comprised of large numbers of insured and small balance accounts. The Bancorp also has lines of credit with U.S. government agencies totaling approximately $3.3 billion as of April 27, 2023 and access to significant other liquidity.

•	As of March 31, 2023, tier one capital to assets (leverage), tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 to risk-weighted assets ratios were 9.88%, 14.34%, 14.84% and 14.34%, respectively, compared to well-capitalized minimums of 5%, 8%, 10% and 6.5%, respectively. The Bancorp and its wholly owned subsidiary, The Bancorp Bank, National Association, each remain well capitalized under banking regulations.

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•	Book value per common share at March 31, 2023 was $13.11 per share compared to $11.41 per common share at March 31, 2022, an increase of 15%. Increases resulting from retained earnings were partially offset by reductions in the market value of securities available for sale, which are recognized through equity.

•	The Bancorp repurchased 778,442 shares of its common stock at an average cost of $32.12 per share during the quarter ended March 31, 2023.

CEO and President Damian Kozlowski stated “The recent dislocation in the banking industry did not materially impact our company. With granular deposits spread across more than 130 million insured small accounts through our Fin-tech ecosystem, a low risk variable rate and short duration credit book and significant liquidity and borrowing capacity, TBBK was well positioned to manage the increased volatility exhibited in the beginning of 2023. Our performance expectations for the first quarter were significantly surpassed.  We are raising guidance from $3.20 a share to $3.60 a share, without including the impact of anticipated share buy backs of $25 million per quarter in 2023.”

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, April 28, 2023 by clicking on the webcast link on The Bancorp's homepage at www.thebancorp.com. Or you may dial 1.888.886.7786, conference code 02423750. You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, May 5, 2023 by dialing 1.877.674.7070, access code 423750#.

About The Bancorp

The Bancorp, Inc. (NASDAQ: TBBK), headquartered in Wilmington, Delaware, through its subsidiary, The Bancorp Bank, National Association, (or “The Bancorp Bank, N. A.”) provides non-bank financial companies with the people, processes, and technology to meet their unique banking needs. Through its Fintech Solutions, Institutional Banking, Commercial Lending, and Real Estate Bridge Lending businesses, The Bancorp provides partner-focused solutions paired with cutting-edge technology for companies that range from entrepreneurial startups to Fortune 500 companies. With over 20 years of experience, The Bancorp has become a leader in the financial services industry, earning recognition as the #1 issuer of prepaid cards in the U.S., a nationwide provider of bridge financing for real estate capital improvement plans, an SBA National Preferred Lender, a leading provider of securities-backed lines of credit, with one of the few bank-owned commercial vehicle leasing groups. By its company-wide commitment to excellence, The Bancorp has also been ranked as one of the 100 Fastest-Growing Companies by Fortune, a Top 50 Employer by Equal Opportunity Magazine and was selected to be included in the S&P Small Cap 600. For more about The Bancorp, visit https://thebancorp.com/.

Forward-Looking Statements

Statements in this earnings release regarding The Bancorp’s business which are not historical facts are "forward-looking statements." These statements may be identified by the use of forward-looking terminology, including but not limited to the words “intend,” “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “plan,” “estimate,” “continue,” or similar words , and are based on current expectations about important economic, political, and technological factors, among others, and are subject to risks and uncertainties, which could cause the actual results, events or achievements to differ materially from those set forth in or implied by the forward-looking statements and related assumptions. For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp’s filings with the Securities and Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those filings. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this press release, except as may be required under applicable law.

The Bancorp, Inc. Contact

Andres Viroslav

Director, Investor Relations

215-861-7990

andres.viroslav@thebancorp.com

Source: The Bancorp, Inc.

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The Bancorp, Inc.

Financial highlights

	Three months ended		Year ended
	March 31,		December 31,
Consolidated condensed income statements	2023 (unaudited)	2022 (unaudited)	2022
	(Dollars in thousands, except per share and share data)

Net interest income	$85,816	$52,853	$248,841
Provision for credit losses	1,903	1,507	7,108
Non-interest income
ACH, card and other payment processing fees	2,171	1,984	8,935
Prepaid, debit card and related fees	23,323	18,652	77,236
Net realized and unrealized gains on commercial
loans, at fair value	1,725	3,383	13,531
Leasing related income	1,490	973	4,822
Other non-interest income	280	120	1,159
Total non-interest income	28,989	25,112	105,683
Non-interest expense
Salaries and employee benefits	29,785	23,848	105,368
Data processing expense	1,321	1,189	4,972
Legal expense	958	794	3,878
Legal settlement	—	—	1,152
Civil money penalty	—	—	1,750
FDIC insurance	955	974	3,270
Software	4,237	3,864	16,211
Other non-interest expense	10,774	7,683	32,901
Total non-interest expense	48,030	38,352	169,502
Income before income taxes	64,872	38,106	177,914
Income tax expense	15,750	9,140	47,701
Net income	49,122	28,966	130,213

Net income per share - basic	$0.89	$0.51	$2.30

Net income per share - diluted	$0.88	$0.50	$2.27
Weighted average shares - basic	55,452,815	57,115,903	56,556,303
Weighted average shares - diluted	56,048,142	58,095,980	57,268,946

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Condensed consolidated balance sheets	March 31,	December 31,	September 30,	March 31,
	2023 (unaudited)	2022	2022 (unaudited)	2022 (unaudited)
	(Dollars in thousands, except per share and share data)
Assets:
Cash and cash equivalents
Cash and due from banks	$13,736	$24,063	$22,537	$11,399
Interest earning deposits at Federal Reserve Bank	773,446	864,126	700,175	662,827
Total cash and cash equivalents	787,182	888,189	722,712	674,226

Investment securities, available-for-sale, at fair value	787,429	766,016	790,594	907,338
Commercial loans, at fair value	493,334	589,143	818,040	1,180,885
Loans, net of deferred fees and costs	5,354,347	5,486,853	5,267,375	4,164,298
Allowance for credit losses	(23,794)	(22,374)	(19,689)	(19,051)
Loans, net	5,330,553	5,464,479	5,247,686	4,145,247
Federal Home Loan Bank, Atlantic Central Bankers Bank, and Federal Reserve Bank stock	12,629	12,629	12,629	1,663
Premises and equipment, net	21,319	18,401	18,443	16,314
Accrued interest receivable	33,729	32,005	25,506	17,284
Intangible assets, net	1,950	2,049	2,149	2,348
Other real estate owned	21,117	21,210	18,873	18,873
Deferred tax asset, net	18,290	19,703	27,241	18,521
Other assets	99,427	89,176	93,201	99,961
Total assets	$7,606,959	$7,903,000	$7,777,074	$7,082,660

Liabilities:
Deposits
Demand and interest checking	$6,607,767	$6,559,617	$5,934,591	$5,506,083
Savings and money market	96,890	140,496	575,381	722,240
Time deposits, $100,000 and over	—	330,000	401,331	—
Total deposits	6,704,657	7,030,113	6,911,303	6,228,323

Securities sold under agreements to repurchase	42	42	42	42
Senior debt	99,142	99,050	98,958	98,774
Subordinated debenture	13,401	13,401	13,401	13,401
Other long-term borrowings	9,972	10,028	38,928	39,318
Other liabilities	54,597	56,335	50,704	50,507
Total liabilities	$6,881,811	$7,208,969	$7,113,336	$6,430,365

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 55,329,629 and 57,155,028 shares issued and outstanding at March 31, 2023 and 2022, respectively	55,330	55,690	56,202	57,155
Additional paid-in capital	277,814	299,279	311,569	336,604
Retained earnings	418,441	369,319	329,078	268,072
Accumulated other comprehensive loss	(26,437)	(30,257)	(33,111)	(9,536)
Total shareholders' equity	725,148	694,031	663,738	652,295

Total liabilities and shareholders' equity	$7,606,959	$7,903,000	$7,777,074	$7,082,660

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Average balance sheet and net interest income	Three months ended March 31, 2023			Three months ended March 31, 2022
	(Dollars in thousands; unaudited)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate

Interest earning assets:
Loans, net of deferred fees and costs*	$5,987,179	$106,204	7.10%	$5,136,377	$50,508	3.93%
Leases-bank qualified**	3,361	69	8.21%	4,015	105	10.46%
Investment securities-taxable	774,055	9,300	4.81%	939,511	4,891	2.08%
Investment securities-nontaxable**	3,343	41	4.91%	3,559	32	3.60%
Interest earning deposits at Federal Reserve Bank	580,058	6,585	4.54%	686,614	347	0.20%
Net interest earning assets	7,347,996	122,199	6.65%	6,770,076	55,883	3.30%

Allowance for credit losses	(22,533)			(17,810)
Other assets	237,721			224,312
	$7,563,184			$6,976,578

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$6,406,834	$32,383	2.02%	$5,575,228	$1,406	0.10%
Savings and money market	132,279	1,219	3.69%	532,047	200	0.15%
Time deposits	84,333	858	4.07%	—	—	—
Total deposits	6,623,446	34,460	2.08%	6,107,275	1,606	0.11%

Short-term borrowings	20,500	234	4.57%	555	—	—
Repurchase agreements	42	—	—	41	—	—
Long-term borrowings	9,998	126	5.04%	—	—	—
Subordinated debentures	13,401	261	7.79%	13,401	116	3.46%
Senior debt	99,092	1,279	5.16%	98,724	1,279	5.18%
Total deposits and liabilities	6,766,479	36,360	2.15%	6,219,996	3,001	0.19%

Other liabilities	87,116			104,207
Total liabilities	6,853,595			6,324,203

Shareholders' equity	709,589			652,375
	$7,563,184			$6,976,578
Net interest income on tax equivalent basis**		$85,839			$52,882

Tax equivalent adjustment		23			29

Net interest income		$85,816			$52,853
Net interest margin **			4.67%			3.12%

* Includes commercial loans, at fair value. All periods include non-accrual loans.

** Full taxable equivalent basis, using a statutory Federal tax rate of 21% for 2023 and 2022.

NOTE: In the table above, interest on loans for 2023 and 2022 includes $10,000 and $440,000, respectively, of interest and fees on PPP loans.

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Allowance for credit losses	Three months ended		Year ended
	March 31,	March 31,	December 31,
	2023 (unaudited)	2022 (unaudited)	2022
	(Dollars in thousands)

Balance in the allowance for credit losses at beginning of period	$22,374	$17,806	$17,806

Loans charged-off:
SBA non-real estate	214	98	885
Direct lease financing	905	191	576
Consumer - other	3	—	—
Total	1,122	289	1,461

Recoveries:
SBA non-real estate	202	12	140
SBA commercial mortgage	75	—	—
Direct lease financing	67	19	124
Other loans	—	—	24
Total	344	31	288
Net charge-offs	778	258	1,173
Provision for credit losses, excluding commitment provision	2,198	1,503	5,741

Balance in allowance for credit losses at end of period	$23,794	$19,051	$22,374
Net charge-offs/average loans	0.01%	0.01%	0.03%
Net charge-offs/average assets	0.01%	—	0.02%

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Loan portfolio	March 31,	December 31,	September 30,	March 31,
	2023 (unaudited)	2022	2022 (unaudited)	2022 (unaudited)
	(Dollars in thousands)

SBL non-real estate	$114,334	$108,954	$116,080	$122,387
SBL commercial mortgage	492,798	474,496	429,865	385,559
SBL construction	33,116	30,864	26,841	31,432
Small business loans	640,248	614,314	572,786	539,378
Direct lease financing	652,541	632,160	599,796	538,616
SBLOC / IBLOC *	2,053,450	2,332,469	2,369,106	2,067,233
Advisor financing **	189,425	172,468	168,559	146,461
Real estate bridge loans	1,752,322	1,669,031	1,488,119	803,477
Other loans ***	60,210	61,679	64,980	61,096
	5,348,196	5,482,121	5,263,346	4,156,261
Unamortized loan fees and costs	6,151	4,732	4,029	8,037
Total loans, including unamortized fees and costs	$5,354,347	$5,486,853	$5,267,375	$4,164,298

Small business portfolio	March 31,	December 31,	September 30,	March 31,
	2023 (unaudited)	2022	2022 (unaudited)	2022 (unaudited)
	(Dollars in thousands)

SBL, including unamortized fees and costs	$648,858	$621,641	$579,156	$545,462
SBL, included in loans, at fair value	140,909	146,717	159,914	183,408
Total small business loans ****	$789,767	$768,358	$739,070	$728,870

* Securities Backed Lines of Credit, or SBLOC, are collateralized by marketable securities, while Insurance Backed Lines of Credit, or IBLOC, are collateralized by the cash surrender value of eligible life insurance policies.

** In 2020, we began originating loans to investment advisors for purposes of debt refinance, acquisition of another firm or internal succession.  Maximum loan amounts are subject to 70% of the estimated business enterprise value, based on a third-party valuation, but may be increased depending upon the debt service coverage ratio. Personal guarantees and blanket business liens are obtained as appropriate.

*** Includes demand deposit overdrafts reclassified as loan balances totaling $4.8 million and $2.6 million at March 31, 2023 and December 31, 2022, respectively. Estimated overdraft charge-offs and recoveries are reflected in the allowance for credit losses and have been immaterial.

****The small business loans held at fair value are comprised of the government guaranteed portion of certain SBA loans at the dates indicated.

Small business loans as of March 31, 2023

Loan principal
(Dollars in millions)
U.S. government guaranteed portion of SBA loans (a)	$380
Paycheck Protection Program loans (PPP) (a)	4
Commercial mortgage SBA (b)	257
Construction SBA (c)	11
Non-guaranteed portion of U.S. government guaranteed loans (d)	104
Non-SBA small business loans	23
Total principal	$779
Unamortized fees and costs	11
Total small business loans	$790

(a) This is the portion of SBA 7a loans (7a) and PPP loans that have been guaranteed by the U.S. government, and therefore are assumed to have no credit risk.

(b) Substantially all these loans are made under the SBA 504 Fixed Asset Financing program (504) which dictates origination date loan to value percentages (LTV), generally 50-60%, to which the Bank adheres.

(c) Of the $11 million in Construction SBA loans, $9 million are 504 first mortgages with an origination date LTV of 50-60% and $2 million are SBA interim loans with an approved SBA post-construction full takeout/payoff.

(d) The $104 million represents the unguaranteed portion of 7a loans which are 70% or more guaranteed by the U.S. government. 7a loans are not made on the basis of real estate LTV; however, they are subject to SBA's "All Available Collateral" rule which mandates that to the extent a borrower or its 20% or greater principals have available collateral (including personal residences), the collateral must be pledged to fully collateralize the loan, after applying SBA-determined liquidation rates. In addition, all 7a and 504 loans require the personal guaranty of all 20% or greater owners.

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Small business loans by type as of March 31, 2023

(Excludes government guaranteed portion of SBA 7a loans and PPP loans)

	SBL commercial mortgage*	SBL construction*	SBL non-real estate	Total	% Total
	(Dollars in millions)
Hotels and motels	$74	$—	$—	$74	19%
Full-service restaurants	16	3	2	21	5%
Lessors of nonresidential buildings	19	—	—	19	5%
Car washes	17	2	—	19	5%
Child day care services	14	—	1	15	4%
Homes for the elderly	16	—	—	16	4%
Outpatient mental health and substance abuse centers	15	—	—	15	4%
Funeral homes and funeral services	15	—	—	15	4%
Gasoline stations with convenience stores	13	—	—	13	3%
Fitness and recreational sports centers	8	—	2	10	3%
Offices of lawyers	9	—	—	9	2%
Lessors of other real estate property	8	—	—	8	2%
General warehousing and storage	7	—	—	7	2%
Plumbing, heating, and air-conditioning companies	6	—	1	7	2%
Limited-service restaurants	1	2	3	6	2%
Lessors of residential buildings and dwellings	5	—	—	5	1%
Miscellaneous durable goods merchants	5	—	—	5	1%
Technical and trade schools	—	5	—	5	1%
Packaged frozen food merchant wholesalers	5	—	—	5	1%
Other amusement and recreation industry	4	—	—	4	1%
Offices of dentists	2	1	—	3	1%
Other warehousing and storage	3	—	—	3	1%
Vocational rehabilitation services	3	—	—	3	1%
Miscellaneous wood product manufacturing	3	—	—	3	1%
Other**	75	2	28	105	25%
Total	$343	$15	$37	$395	100%

* Of the SBL commercial mortgage and SBL construction loans, $90 million represents the total of the non-guaranteed portion of SBA 7a loans and non-SBA loans. The balance of those categories represents SBA 504 loans with 50%-60% origination date loan-to-values.

**Loan types less than $3 million are spread over a hundred different classifications such as Commercial Printing, Pet and Pet Supplies Stores, Securities Brokerage, etc.

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State diversification as of March 31, 2023

(Excludes government guaranteed portion of SBA 7a loans and PPP loans)

	SBL commercial mortgage*	SBL construction*	SBL non-real estate	Total	% Total
	(Dollars in millions)
California	$71	$3	$3	$77	19%
Florida	66	1	4	71	18%
North Carolina	34	7	2	43	11%
New York	26	—	5	31	8%
Pennsylvania	21	—	1	22	6%
Georgia	15	—	2	17	4%
New Jersey	12	—	4	16	4%
Illinois	14	—	1	15	4%
Texas	12	—	4	16	4%
Other States <$10 million	72	4	11	87	22%
Total	$343	$15	$37	$395	100%

* Of the SBL commercial mortgage and SBL construction loans, $90 million represents the total of the non-guaranteed portion of SBA 7a loans and non-SBA loans. The balance of those categories represents SBA 504 loans with 50%-60% origination date loan-to-values.

Top 10 loans as of March 31, 2023

Type	State	SBL commercial mortgage
	(Dollars in millions)
Mental health and substance abuse center	FL	$10
Hotel	FL	9
Lawyers office	CA	8
Hotel	NC	7
General warehousing and storage	PA	7
Hotel	FL	6
Hotel	NY	6
Hotel	NC	5
Mental health and substance abuse center	CT	5
Lessor of residential building	NC	5
Total		$68

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Commercial real estate loans, excluding SBA loans, are as follows including LTV at origination:

Type as of March 31, 2023

Type	# Loans	Balance	Weighted average origination date LTV	Weighted average interest rate
	(Dollars in millions)
Real estate bridge loans (multi-family apartment loans recorded at amortized cost)*	133	$1,752	72%	8.40%

Non-SBA commercial real estate loans, at fair value:
Multi-family (apartment bridge loans)*	19	$303	76%	8.20%
Hospitality (hotels and lodging)	3	30	65%	8.50%
Retail	2	12	72%	7.30%
Other	2	9	73%	5.20%
	26	354	75%	8.11%
Fair value adjustment		(2)
Total non-SBA commercial real estate loans, at fair value		352
Total commercial real estate loans		$2,104	73%	8.36%

*In the third quarter of 2021, we resumed the origination of multi-family apartment loans. These are similar to the multi-family apartment loans carried at fair value, but at origination are intended to be held on the balance sheet, so are not accounted for at fair value.

State diversification as of March 31, 2023			15 largest loans as of March 31, 2023

State	Balance	Origination date LTV	State	Balance	Origination date LTV
(Dollars in millions)			(Dollars in millions)
Texas	$783	73%	Texas	$42	75%
Florida	242	71%	Texas	40	72%
Georgia	239	70%	Texas	39	75%
Tennessee	99	72%	Texas	39	79%
Ohio	90	69%	Tennessee	37	72%
Michigan	68	70%	Texas	37	80%
Alabama	66	72%	Michigan	36	62%
Other States each <$55 million	517	75%	Florida	33	72%
Total	$2,104	74%	Texas	32	67%
			Michigan	32	79%
			Texas	31	62%
			Tennessee	30	71%
			Indiana	30	76%
			Ohio	29	74%
			Texas	29	77%
			15 Largest loans	$516	73%
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Institutional banking loans outstanding at March 31, 2023

Type	Principal	% of total
	(Dollars in millions)
Securities backed lines of credit (SBLOC)	$1,132	50%
Insurance backed lines of credit (IBLOC)	922	41%
Advisor financing	189	9%
Total	$2,243	100%

For SBLOC, we generally lend up to 50% of the value of equities and 80% for investment grade securities. While equities have fallen in excess of 30% in recent years, the reduction in collateral value of brokerage accounts collateralizing SBLOCs generally has been less, for two reasons. First, many collateral accounts are “balanced” and accordingly have a component of debt securities, which have either not decreased in value as much as equities, or in some cases may have increased in value. Secondly, many of these accounts have the benefit of professional investment advisors who provided some protection against market downturns, through diversification and other means. Additionally, borrowers often utilize only a portion of collateral value, which lowers the percentage of principal to collateral.

Top 10 SBLOC loans at March 31, 2023

	Principal amount	% Principal to collateral
	(Dollars in millions)
	$20	54%
	18	40%
	13	28%
	9	35%
	9	65%
	9	43%
	9	61%
	8	68%
	7	69%
	6	38%
Total and weighted average	$108	49%

Insurance backed lines of credit (IBLOC)

IBLOC loans are backed by the cash value of eligible life insurance policies which have been assigned to us.  We generally lend up to 95% of such cash value. Our underwriting standards require approval of the insurance companies which carry the policies backing these loans. Currently, nine insurance companies have been approved and, as of March 31, 2023, all were rated A- or better by AM BEST.

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Direct lease financing* by type as of March 31, 2023

	Principal balance	% Total
	(Dollars in millions)
Construction	$112	17%
Waste management and remediation services	85	13%
Government agencies and public institutions**	81	12%
Real estate and rental and leasing	67	10%
Retail trade	47	7%
Finance and insurance	40	6%
Health care and social assistance	31	5%
Manufacturing	22	3%
Professional, scientific, and technical services	22	3%
Wholesale trade	18	3%
Transportation and warehousing	12	2%
Educational services	9	1%
Mining, quarrying, and oil and gas extraction	8	1%
Other	99	17%
Total	$653	100%

* Of the total $653 million of direct lease financing, $575 million consisted of vehicle leases with the remaining balance consisting of equipment leases.

** Includes public universities and school districts.

Direct lease financing by state as of March 31, 2023

State	Principal balance	% Total
	(Dollars in millions)
Florida	$91	14%
California	68	10%
Utah	64	10%
Pennsylvania	41	6%
New Jersey	40	6%
New York	33	5%
North Carolina	31	5%
Texas	29	4%
Maryland	28	4%
Connecticut	26	4%
Washington	16	2%
Georgia	16	2%
Idaho	15	2%
Ohio	13	2%
Illinois	12	2%
Other States	130	22%
Total	$653	100%

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Capital ratios	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of March 31, 2023
The Bancorp, Inc.	9.88%	14.34%	14.84%	14.34%
The Bancorp Bank, National Association	11.00%	15.94%	16.44%	15.94%
"Well capitalized" institution (under federal regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2022
The Bancorp, Inc.	9.63%	13.40%	13.87%	13.40%
The Bancorp Bank, National Association	10.73%	14.95%	15.42%	14.95%
"Well capitalized" institution (under federal regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Year ended
	March 31,		December 31,
	2023	2022	2022
Selected operating ratios
Return on average assets (1)	2.63%	1.68%	1.81%
Return on average equity (1)	28.07%	18.01%	19.34%
Net interest margin	4.67%	3.12%	3.55%

(1) Annualized

Book value per share table	March 31,	December 31,	September 30,	March 31,
	2023	2022	2022	2022
Book value per share	$13.11	$12.46	$11.81	11.41

Loan quality table	March 31,	December 31,	September 30,	March 31,
	2023	2022	2022	2022
	(Dollars in thousands)
Nonperforming loans to total loans	0.26%	0.33%	0.16%	0.20%
Nonperforming assets to total assets	0.46%	0.50%	0.35%	0.38%
Allowance for credit losses to total loans	0.44%	0.41%	0.37%	0.46%

Nonaccrual loans	$12,938	$10,356	$3,860	$3,621
Loans 90 days past due still accruing interest	873	7,775	4,415	4,597
Other real estate owned	21,117	21,210	18,873	18,873
Total nonperforming assets	$34,928	$39,341	$27,148	$27,091

Gross dollar volume (GDV) (1)	Three months ended
	March 31,	December 31,	September 30,	March 31,
	2023	2022	2022	2022
	(Dollars in thousands)
Prepaid and debit card GDV	$34,011,792	$29,454,074	$28,119,428	$28,564,582

(1) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp Bank, N.A.

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Business line quarterly summary
Quarter ended March 31, 2023
(Dollars in millions)
		Balances
			% Growth
Major business lines	Average approximate rates(1)	Balances(2)	Year over year	Linked quarter annualized
Loans
Institutional banking(3)	6.1%	$ 2,243	1%	(42)%
Small business lending(4)	6.5%	790	11%	11%
Leasing	6.7%	653	21%	13%
Commercial real estate (non-SBA loans, at fair value)	8.1%	352	nm	nm
Real estate bridge loans (recorded at book value)	8.4%	1,752	118%	20%
Weighted average yield	7.0%	$ 5,790			Non-interest income
						% Growth
Deposits: Fintech solutions group					Current quarter(5)	Year over year
Prepaid and debit card issuance, and other payments	2.2%	$ 5,968	9%	nm	$ 25.5	24%

(1) Average rates are for the quarter ended March 31, 2023.

(2) Loan and deposit categories are respectively based on period-end and average quarterly balances.

(3) Institutional Banking loans are comprised of security backed lines of credit (SBLOC), collateralized by marketable securities, insurance backed lines of credit (IBLOC), collateralized by the cash surrender value of eligible life insurance policies, and investment advisor financing.

(4) Small Business Lending is substantially comprised of SBA loans. Loan growth percentages exclude short-term PPP loans.

(5) Includes $1.4 million from termination of a partner contract and $0.6 million from reclassified fees. Adjusted Year over Year growth is 14%.

Summary of credit lines available

Notwithstanding that the vast majority of the Company’s funding is comprised of insured and small balance accounts, the Company maintains lines of credit exceeding potential liquidity requirements as follows. The Company also has access to other substantial sources of liquidity.

April 15, 2023
(Dollars in thousands)
Federal Reserve Bank	$2,081,498
Federal Home Loan Bank	1,246,883
Total lines of credit available	$3,328,381

Estimated insured vs Other uninsured deposits

The vast majority of the Company’s deposits are insured and low balance and accordingly do not constitute the liquidity risk experienced by certain institutions. Accordingly the deposit base is comprised as follows.

March 31, 2023
Insured	90%
Low balance stored value	5%
Other uninsured	5%
Total deposits	100%

Calculation of efficiency ratio(1)

	Three months ended
	March 31,	December 31,
	2003	2022
	(Dollars in thousands)
Net interest income	$85,816	$76,760
Non-interest income	28,989	25,740
Total revenue	$114,805	$102,500
Non-interest expense	$48,030	$43,475

Efficiency ratio	42%	42%

(1) The efficiency ratio is calculated by dividing GAAP total non-interest expense by the total of GAAP net interest income and non-interest income.  This ratio compares revenues generated with the amount of expense required to generate such revenues, and may be used as one measure of overall efficiency.

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